UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2010
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC
(Exact name of registrant as specified in charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Broadway, Suite 920 Denver, CO 80202
(Address of principal executive offices)

(303) 730-9994
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

On March 5, 2010, a petition for involuntary Chapter 7 bankruptcy entitled In re New Frontier Energy, Inc. (Case No. 10-14517HRT) (the “Petition”) was filed against New Frontier Energy, Inc. (the “Company”) in the United States Bankruptcy Court, District of Colorado (the “Bankruptcy Court”) by five Petitioning Creditors (the “Petitioners”).  After discussion with the Petitioners, on March 18, 2010, the Company and the Petitioners filed a joint motion to dismiss the Petition.  In connection with the joint motion to dismiss, the Company agreed not to seek or obtain judgment, sanctions or other relief against the Petitioners for filing the Petition and any claims against any person or entity that caused the dissemination of the filing to a certain oil and gas publication.  A copy of the joint motion to dismiss the Petition was sent to all of the Company’s creditors and no objections to the motion were received.  On March 31, 2010, the Bankruptcy Court granted the joint motion to dismiss the Petition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.

Date: April 2, 2010	By:	/s/ Samyak Veera
Samyak Veera, Chairman of the Board